Washington Bancorp
                    Computation of Earnings per Common Share

                                   Exhibit 11
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                                                                      For the three months ended September 30,
                                                                  1998         1997         1998         1997
                                                                  Basic        Basic       Diluted      Diluted
                                                                   EPS          EPS          EPS          EPS
                                                                 ----------------------------------------------
Computation of weighted average
     number of common shares
     outstanding:
Common shares outstanding
     at the beginning of the period ........................     651,133      651,133      651,133      651,133
Unreleased common shares held by the
     Employee Stock Ownership
     Plan (ESOP) at the beginning
     of the period .........................................     (42,313)     (46,333)     (42,313)     (46,333)
Weighted average common shares
     released by the ESOP during
     the period ............................................         522          483          522          483
Weighted average common shares
     outstanding - Stock Option Plan .......................         - -          - -       16,728       15,840
Weighted average common shares
     into treasury .........................................     (35,270)         - -      (35,270)          --
                                                               ---------    ---------    ---------    ---------
Total average shares outstanding ...........................     574,072      605,283      590,800      621,123
                                                               =========    =========    =========    =========

     Net income ............................................   $ 195,163    $ 157,220    $ 195,163    $ 157,220
                                                               =========    =========    =========    =========

     Net income per share ..................................   $    0.34    $    0.26    $    0.33    $    0.25
                                                               =========    =========    =========    =========
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